 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 27, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2009, Mega Media Group, Inc. (“we” or the “Company”), Echo Broadcasting Group, Inc. (“Echo”), a subsidiary of the Company, entered into certain amended time brokerage agreement (the “Amended and Restated TBA”), originally dated November 1, 2005, as amended November 7, 2007, and further amended January 9, 2009 (collectively, the “Original TBA”), with Island Broadcasting Company (“Island”), pursuant to which we issued 25,279,614 shares of our common stock to Island to satisfy an unpaid fees of $1,090,000 under the Original TBA owned by Echo on April 27, 2009.  Both parties agreed that the Amended and Restated TBA shall satisfy the obligation of Echo and Island shall have no obligation to provide any other consideration for the shares issued above. There are 295,753,677 shares of our common stock outstanding as of to date. Upon issuance of 25,279,614 shares of common stock, Island holds a total of 29,279,614 shares, which represent 9.9% of the Company’s common stock.

From April 27, 2009 to April 30, 2009, we entered into 9% convertible promissory notes (the “Notes”) with certain investors (the “Holders”) for an aggregate of $193,000.   The maturity date of these Notes is October 1, 2009.  Pursuant to the terms of the Notes, the Holders shall have the right from time to time, and at any time on or prior to maturity to convert all or any part of the outstanding and unpaid principal amount of these Notes into fully paid and non-assessable shares of Common Stock, $.001 par value per share.  The number of shares of Common Stock to be issued upon each conversion of these Notes shall be determined by dividing the amount of principal and accrued interest to be converted (“Conversion Amount”) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”).  The Conversion Price shall be equal to the average closing bid price of the Common Stock (as reported by Bloomberg L.P.) on the OTC Bulletin Board for the ten (10) trading days prior to the date of the Conversion Notice (the “Conversion Date”) multiplied by .80 provided that the Notice of Conversion is submitted by to our company before 6:00 p.m., New York, New York time on such Conversion Date. However, the Conversion Price shall not exceed $0.05.

The foregoing description of the Amended and Restated TBA and the Notes contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete texts attached hereto as exhibits.

Item 3.02 Recent Sales of Unregistered Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the recent sales of unregistered securities is incorporated by reference into this Item 3.02. These securities are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Time Brokerage Agreement, dated April 27, 2009
10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: May 1, 2009	By:	/s/ Alex Shvarts
Alex Shvarts Chief Executive Officer